UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 2, 2011 (February 1, 2011)

EVERGREEN ENERGY INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14176	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

1225 17th Street, Suite 1300 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Settlement of 2007 Notes Litigation

As previously reported by the Company, subsequent to the closing of the sale of certain of our assets and those of our subsidiary, Buckeye Industrial Mining Company, Inc. (“Buckeye”) and payment of the 2009 Notes, on April 1, 2010, certain holders of our outstanding 2007 Notes commenced litigation (the “2007 Notes Litigation”) initially against Buckeye and the holders of the 2009 Notes, AQR Absolute Return Master Account L.P., et al., v. Centurion Credit Funding LLC, Level 3 Capital Fund, LP, Buckeye Industrial Mining Company, et al., Case No. 10CV340 (Ct. Com. Pl. Columbiana County, OH). The Company was subsequently added as a defendant in the action.  The plaintiff’s sought: (i) to void all obligations of Buckeye with respect to the 2009 Notes, including the security interests granted in connection therewith, (ii) to enjoin the further transfer of or recover “for Buckeye’s benefit” certain proceeds from the asset sale (particularly in satisfaction of the obligations owed to the holders of the 2009 Notes); (iii) to appoint a receiver to take control of Buckeye’s assets; and (iv) claimed that the 2007 Notes are in default as a result of a defense raised by the Company in the litigation.  The Company’s counterclaims in the litigation asserted lender liability and other tort claims in connection with the plaintiff’s conduct, sought declaratory judgment that the defense raised did not constitute an event of default under the 2007 Notes and the recovery of monetary damages related to the counterclaim defendants’ alleged wrongful conduct in asserting the default and in connection with the 2007 Notes.

On February 1, 2011, the Company and Buckeye entered into a Forbearance and Settlement Agreement (the “Settlement Agreement”) with certain holders of the 2007 Notes (the “Settling 2007 Noteholders”) and the holders of its 2009 Notes (the “2009 Noteholders”).  The Settlement Agreement provides for the direct redemption of approximately $14.1 million in aggregate face value of 2007 Notes currently held by the Settling 2007 Noteholders to the Company, in exchange for the following: (i) the payment of approximately $6.76 million in cash to the Settling 2007 Noteholders; and (ii) the issuance of warrants to the Settling 2007 Noteholders for the purchase of up to 531,250 shares of the Company’s common stock at an exercise price of $7.20 per share.  The Settlement Agreement also provides for the 2009 Noteholders to purchase $3.2 million of 2007 Notes from the Settling 2007 Noteholders for $1.6 million, which the Company will redeem as described further below.  Of the $6.76 million in cash payments, it is anticipated that $2 million will come from the escrow established at the time of the sale of Buckeye, which is scheduled to be released in April 2011.

The Settlement Agreement provides for the initial transfer of consideration by the Company starting with the signature date and running through the final transfer of consideration among and between the parties on a date to be determined (the “Final Settlement Date”) no less than approximately 95 days and no more than approximately 140 days from February 1, 2011.  If, prior to the Final Settlement Date, an Event of Default (as defined in the 2007 Indenture) occurs for which a notice of acceleration has not been previously transmitted to the 2007 Trustee other than the delisting of the Company from the NYSE Arca Exchange, a bankruptcy petition is filed by or against the Company or any of the subsidiary guarantors of the 2007 Notes which is not cured within specified time limits, or the Company defaults on any of its obligation set forth in the Settlement Agreement or certain other agreements underlying the Settlement Agreement, then the Settling 2007 Noteholders will have the option of retaining the property which has been transferred to them by the Company up to the complete consideration the Company is obligated to transfer under the Settlement Agreement without further obligation to transfer their 2007 Notes. Exercising such an option would relieve the 2009 Noteholders of their obligations under the Settlement Agreement and would prevent the Company from redeeming the 2007 Notes held by the Settling 2007 Noteholders according to the terms set forth in the Settlement Agreement.  Should this occur, whatever property the Company has transfer to the Settling 2007 Noteholders as a part of the Settlement Agreement will be retained by them and off-set against the obligations owed to them by the Company, except that the initial payment of $1.45 million would be treated as a forbearance fee.

The Settlement Agreement includes the exchange of releases among and between the various parties as well as the dismissal of the 2007 Notes Litigation which is now pending.  Upon satisfaction of all obligations pursuant to the Settlement Agreement, the 2007 Notes Litigation will be resolved.

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Redemption of 2007 Notes from 2009 Noteholders

As described above, the 2009 Noteholders will be purchasing $3.2 million of 2007 Notes on the Final Settlement Date from the Settling 2007 Noteholders.  Contemporaneously with the Settlement Agreement, the Company has entered into an agreement to replace the $3.2 million of 2007 Notes on the Final Settlement Date with a new convertible note with the following terms:  (i) a principal balance of $1.55 million; (ii) one year term commencing with the Final Settlement Date; (iii)  stated interest rate of 7% per annum; (iv) convertible at any time after the Final Settlement date at the holder’s option into the Company’s common stock at a conversion price equal to the market value of the shares on the Final Settlement Date; and (v)  the issuance on the Final Settlement Date of warrants for the purchase of up to 200,000 shares of the Company’s common stock at an exercise price equal to the at the market value of the shares issued on the Final Settlement Date.  The date of issuance of the convertible note and warrants to the 2009 Noteholders will be the Final Settlement Date and the issuance of the convertible note is contingent upon the occurrence of a Final Settlement Date.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 18, 2010, the Company filed a Current Report on Form 8-K disclosing under Item 2.04 that certain holders of the 2007 Notes had declared the 2007 Notes in default as a result of a defense raised by the Company in the 2007 Notes Litigation.  As disclosed under Item 1.01, above, the Company and Buckeye have entered into a Settlement Agreement.  Pursuant to its terms, once certain conditions are satisfied, the acceleration notices citing the alleged default will be rescinded.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
4.1	Form of Warrant Agreement with Settling 2007 Noteholders
4.2	Form of Warrant Agreement with 2009 Noteholders
10.1	Forbearance and Settlement Agreement
10.2	Note Purchase Agreement
10.3	Form of Note Agreement
99.1	Press Release dated February 2, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Energy Inc.

Date: February 2, 2011	By: /s/ Diana L. Kubik
Diana L. Kubik
Vice President and Chief Financial Officer

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EVERGREEN ENERGY INC.
EXHIBIT INDEX

(d) Exhibits
Exhibit Number	Exhibit Title or Description
4.1	Form of Warrant Agreement with Settling 2007 Noteholders
4.2	Form of Warrant Agreement with 2009 Noteholders
10.1	Forbearance and Settlement Agreement
10.2	Note Purchase Agreement
10.3	Form of Note Agreement
99.1	Press Release dated February 2, 2011

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